Exhibit 99.2

STATE STREET CORPORATION
Earnings Release Addendum
June 30, 2013
Table of Contents

GAAP-Basis Financial Information	Page

Consolidated Financial Highlights	1

Consolidated Results of Operations - quarters ended June 30, 2013, March 31, 2013 and June 30, 2012 and six months ended June 30, 2013 and 2012	3

Consolidated Statement of Condition	4

Assets Under Custody and Administration, Assets Under Custody and Assets Under Management	5

Operating-Basis Financial Information

Reconciliations of Operating-Basis Financial Information - quarters ended June 30, 2013, March 31, 2013 and June 30, 2012	6

Reconciliations of Operating-Basis Financial Information - six months ended June 30, 2013 and 2012	8

Capital

Regulatory Capital - June 30, 2013, March 31, 2013 and June 30, 2012	10

Capital Reconciliations - June 30, 2013, March 31, 2013 and June 30, 2012	11

Basel III Capital Reconciliation - June 30, 2013 and March 31, 2013	12
This financial information should be read in conjunction with State Street's earnings news release dated July 19, 2013.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Quarters Ended			% Change
(Dollars in millions, except per share amounts or where otherwise noted)	June 30, 2013	March 31, 2013	June 30, 2012	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012
Revenue:
Fee revenue	$1,971	$1,857	$1,778	6%	11%
Net interest revenue(1)	596	576	672	3	(11)
Net gains (losses) from sales of investment securities(2)	—	5	(14)
Net losses from other-than-temporary impairment	(7)	(3)	(13)
Total revenue	2,560	2,435	2,423	5	6
Total expenses	1,798	1,826	1,772	(2)	1
Net income	579	464	490	25	18
Net income available to common shareholders	571	455	480
Diluted earnings per common share	1.24	.98	.98	27	27
Average diluted common shares outstanding (in thousands)	461,040	462,751	488,518
Cash dividends declared per common share	$.26	$.26	$.24
Closing price per share of common stock (at quarter-end)	65.21	59.09	44.64
Ratios:
Return on average common equity	11.3%	9.1%	10.0%
Net interest margin, fully taxable-equivalent basis	1.42	1.38	1.72
Tier 1 risk-based capital	16.6	18.0	19.9
Total risk-based capital	19.1	19.2	21.5
Tier 1 leverage	6.9	6.9	7.7
Tier 1 common to risk-weighted assets(3)	14.9	16.1	17.9
Tangible common equity to tangible assets(3)	6.5	7.1	7.2
At quarter-end:
Assets under custody and administration(4) (in trillions)	$25.74	$25.42	$22.42
Assets under management (in trillions)	2.15	2.18	1.91

(1) Included discount accretion related to former conduit securities of $47 million, $31 million and $74 million for the quarters ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively.
(2) Quarter ended June 30, 2012 included loss from sale of Greek investment securities of $46 million.
(3) Ratios are non-GAAP financial measures. Refer to accompanying reconciliations for additional information.
(4) Included assets under custody of $18.88 trillion, $18.59 trillion and $16.39 trillion, respectively.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED FINANCIAL HIGHLIGHTS (Continued)

	Six Months Ended		% Change
(Dollars in millions, except per share amounts)	June 30, 2013	June 30, 2012	2013 vs. 2012
Revenue:
Fee revenue	$3,828	$3,563	7%
Net interest revenue(1)	1,172	1,297	(10)
Net gains from sales of investment securities(2)	5	5
Net losses from other-than-temporary impairment	(10)	(21)
Total revenue	4,995	4,844	3
Total expenses	3,624	3,607	—
Net income	1,043	917	14
Net income available to common shareholders	1,026	897	14
Diluted earnings per common share	2.22	1.83	21
Average diluted common shares outstanding (in thousands)	461,630	489,145
Cash dividends declared per common share	$.52	$.48
Return on average common equity	10.2%	9.4%
Net interest margin, fully taxable-equivalent basis	1.40%	1.68%

(1) Included discount accretion related to former conduit securities of $78 million and $123 million for the six months ended June 30, 2013 and June 30, 2012, respectively.
(2) Six months ended June 30, 2012 included loss from sale of Greek investment securities of $46 million.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED RESULTS OF OPERATIONS
Quarters Ended June 30, 2013, March 31, 2013 and June 30, 2012 and Six Months Ended June 30, 2013 and 2012

	Quarters ended					Six Months Ended
(Dollars in millions, except per share amounts)	June 30, 2013	March 31, 2013	June 30, 2012	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012	June 30, 2013	June 30, 2012	% Change
Fee revenue:
Servicing fees	$1,201	$1,175	$1,086	2%	11%	$2,376	$2,164	10%
Management fees	277	263	246	5	13	540	482	12
Trading services	296	281	255	5	16	577	535	8
Securities finance	131	78	143	68	(8)	209	240	(13)
Processing fees and other	66	60	48	10	38	126	142	(11)
Total fee revenue	1,971	1,857	1,778	6	11	3,828	3,563	7
Net interest revenue:
Interest revenue	700	687	786	2	(11)	1,387	1,551	(11)
Interest expense	104	111	114	(6)	(9)	215	254	(15)
Net interest revenue	596	576	672	3	(11)	1,172	1,297	(10)
Gains (losses) related to investment securities, net:
Net gains (losses) from sales of investment securities	—	5	(14)			5	5
Losses from other-than-temporary impairment	—	—	(21)			—	(46)
Losses not related to credit	(7)	(3)	8			(10)	25
Gains (losses) related to investment securities, net	(7)	2	(27)			(5)	(16)
Total revenue	2,560	2,435	2,423	5	6	4,995	4,844	3
Provision for loan losses	—	—	(1)			—	(1)
Expenses:
Compensation and employee benefits	917	1,035	942	(11)	(3)	1,952	2,006	(3)
Information systems and communications	235	237	208	(1)	13	472	399	18
Transaction processing services	186	180	172	3	8	366	353	4
Occupancy	114	116	115	(2)	(1)	230	234	(2)
Acquisition and restructuring costs	30	14	37	114	(19)	44	58	(24)
Other	316	244	298	30	6	560	557	1
Total expenses	1,798	1,826	1,772	(2)	1	3,624	3,607	—
Income before income tax expense	762	609	652	25	17	1,371	1,238	11
Income tax expense	183	145	162	26	13	328	321	2
Net income	$579	$464	$490	25	18	$1,043	$917	14
Adjustments to net income:
Dividends on preferred stock	$(6)	$(7)	$(7)			$(13)	$(14)
Earnings allocated to participating securities	(2)	(2)	(3)			(4)	(6)
Net income available to common shareholders	$571	$455	$480			$1,026	$897
Earnings per common share:
Basic	$1.26	$1.00	$1.00	26	26	$2.26	$1.86	22
Diluted	1.24	.98	.98	27	27	2.22	1.83	21
Average common shares outstanding (in thousands):
Basic	452,176	454,315	481,404			453,240	483,165
Diluted	461,040	462,751	488,518			461,630	489,145

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED STATEMENT OF CONDITION

(Dollars in millions, except per share amounts)	June 30, 2013	December 31, 2012
Assets
Cash and due from banks	$5,479	$2,590
Interest-bearing deposits with banks	44,783	50,763
Securities purchased under resale agreements	5,569	5,016
Trading account assets	653	637
Investment securities available for sale	100,180	109,682
Investment securities held to maturity	15,468	11,379
Loans and leases (less allowance for losses of $22 and $22)	16,409	12,285
Premises and equipment	1,772	1,728
Accrued income receivable	2,055	1,970
Goodwill	5,924	5,977
Other intangible assets	2,406	2,539
Other assets	26,602	18,016
Total assets	$227,300	$222,582
Liabilities
Deposits:
Noninterest-bearing	$49,922	$44,445
Interest-bearing -- U.S.	7,684	19,201
Interest-bearing -- Non-U.S.	108,914	100,535
Total deposits	166,520	164,181
Securities sold under repurchase agreements	9,154	8,006
Federal funds purchased	98	399
Other short-term borrowings	3,277	4,502
Accrued expenses and other liabilities	19,329	17,196
Long-term debt	8,841	7,429
Total liabilities	207,219	201,713
Shareholders' Equity
Preferred stock, Series C, no par: 3,500,000 shares authorized; 5,000 shares issued and outstanding	490	489
Common stock, $1 par: 750,000,000 shares authorized; 503,890,772 and 503,900,268 shares issued	504	504
Surplus	9,713	9,667
Retained earnings	12,545	11,751
Accumulated other comprehensive gain (loss)	(523)	360
Treasury stock, at cost (55,495,952 and 45,238,208 shares)	(2,648)	(1,902)
Total shareholders' equity	20,081	20,869
Total liabilities and shareholders' equity	$227,300	$222,582

STATE STREET CORPORATION
Earnings Release Addendum
ASSETS UNDER CUSTODY AND ADMINISTRATION, ASSETS UNDER CUSTODY, AND ASSETS UNDER MANAGEMENT

	As of
(In billions)	June 30, 2013	March 31, 2013	June 30, 2012
Assets Under Custody and Administration
By Product Classification:
Mutual Funds	$6,278	$6,275	$5,572
Collective Funds	5,826	5,753	4,597
Pension Products	5,447	5,331	4,955
Insurance and Other Products	8,191	8,063	7,299
Total Assets Under Custody and Administration	$25,742	$25,422	$22,423
By Servicing Location:
U.S.	$18,622	$18,477	$16,335
Non-U.S.	7,120	6,945	6,088
Total Assets Under Custody and Administration	$25,742	$25,422	$22,423
Assets Under Custody(1)
By Product Classification:
Mutual Funds	$6,008	$6,015	$5,366
Collective Funds	4,379	4,338	3,562
Pension Products	4,377	4,288	3,774
Insurance and Other Products	4,117	3,947	3,685
Total Assets Under Custody	$18,881	$18,588	$16,387
By Servicing Location:
U.S.	$13,967	$13,750	$12,273
Non-U.S.	4,914	4,838	4,114
Total Assets Under Custody	$18,881	$18,588	$16,387
Assets Under Management
Passive:
Equities	$816	$814	$690
Fixed-Income	273	289	223
Exchange-Traded Funds(2)	337	354	305
Other(3)	227	225	194
Total Passive	1,653	1,682	1,412
Active:
Equities	44	46	45
Fixed-Income	17	17	18
Other	47	48	51
Total Active	108	111	114
Cash	385	383	382
Total Assets Under Management	$2,146	$2,176	$1,908

(1) Assets under custody are a component of assets under custody and administration presented above.
(2) Includes SPDR® Gold Fund for which State Street is not the investment manager, but acts as distribution agent.
(3) Includes currency, alternatives, assets passed to sub-advisors and multi-asset class solutions.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

     In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations.

     Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP.

     This earnings release addendum includes financial information presented on a GAAP as well as on an operating basis, and provides reconciliations of operating-basis financial measures. The following tables reconcile operating-basis financial information presented in the earnings release to financial information prepared and reported in conformity with GAAP.

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	June 30, 2013	March 31, 2013	June 30, 2012	Q2 2013 vs. Q1 2013	Q2 2013 vs. Q2 2012
Total Revenue:
Total revenue, GAAP basis	$2,560	$2,435	$2,423	5.1%	5.7%
Adjustment to net interest revenue (see below)	33	32	31
Adjustment to processing fees and other revenue (see below)	34	34	33
Loss on sale of Greek investment securities (see below)	—	—	46
Adjustment to net interest revenue (see below)	(47)	(31)	(74)
Total revenue, operating basis(1) (2) (3) (4) (5)	$2,580	$2,470	$2,459	4.45	4.92

Processing Fees and Other Revenue:
Total processing fees and other revenue, GAAP basis	$66	$60	$48	10	38
Tax-equivalent adjustment associated with tax-advantaged investments	34	34	33
Total processing fees and other revenue, operating basis	$100	$94	$81	6	23

Net Interest Revenue:
Net interest revenue, GAAP basis	$596	$576	$672	3	(11)
Tax-equivalent adjustment associated with tax-exempt investment securities	33	32	31
Discount accretion related to former conduit securities	(47)	(31)	(74)
Net interest revenue, operating basis	$582	$577	$629	1	(7)

Gains (Losses) Related to Investment Securities, net:
Gains (losses) related to investment securities, net, GAAP basis	$(7)	$2	$(27)
Loss on sale of Greek investment securities	—	—	46
Gains (losses) related to investment securities, net, operating basis	$(7)	$2	$19

Expenses:
Total expenses, GAAP basis	$1,798	$1,826	$1,772	(1.5)	1.5
Provisions for litigation exposure(6)	(15)	—	(7)
Acquisition costs	(19)	(15)	(15)
Restructuring charges, net	(11)	1	(22)
Total expenses, operating basis(1) (2)	$1,753	$1,812	$1,728	(3.26)	1.45

(1) For the quarters ended June 30, 2013 and March 31, 2013, positive operating leverage in the quarter-over-quarter comparison was approximately 771 basis points, based on an increase in total operating-basis revenue of 4.45% and a decrease in total operating-basis expenses of 3.26%. In the same comparison, if compensation and employee benefits expense of $118 million related to equity incentive compensation for retirement-eligible employees and payroll taxes were excluded from total expenses of $1.81 billion for the quarter ended March 31, 2013, positive operating leverage in the quarter-over-quarter comparison would have been approximately 97 basis points, based on an increase in total operating-basis revenue of 4.45% and an increase in total operating-basis expenses of 3.48%, using adjusted total operating-basis expenses of $1.69 billion.
(2) For the quarters ended June 30, 2013 and June 30, 2012, positive operating leverage in the year-over-year comparison was approximately 347 basis points, based on an increase in total operating-basis revenue of 4.92% and an increase in total operating-basis expenses of 1.45%.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	June 30, 2013	March 31, 2013	June 30, 2012	Q2 2013 vs. Q1 2013		Q2 2013 vs. Q2 2012
Income Tax Expense:
Income tax expense, GAAP basis	$183	$145	$162
Tax-equivalent adjustments	67	66	64
Net tax effect of non-operating adjustments	(2)	(5)	2
Income tax expense, operating basis	$248	$206	$228

Net Income Available to Common Shareholders:
Net income available to common shareholders, GAAP basis	$571	$455	$480	25%		19%
Net after-tax effect of non-operating adjustments to net interest revenue, net gains (losses) related to investment securities, net, expenses and income tax expense	—	(12)	14
Net income available to common shareholders, operating basis	$571	$443	$494	29		16

Diluted Earnings per Common Share:
Diluted earnings per common share, GAAP basis	$1.24	$.98	$.98	27		27
Loss on sale of Greek investment securities	—	—	.06
Provisions for litigation exposure	.02	—	.01
Acquisition costs	.03	.02	.02
Restructuring charges, net	.01	—	.03
Discount accretion related to former conduit securities	(.06)	(.04)	(.09)
Diluted earnings per common share, operating basis	$1.24	$.96	$1.01	29		23

Return on Average Common Equity:
Return on average common equity, GAAP basis	11.3%	9.1%	10.0%	220	bps	130	bps
Loss on sale of Greek investment securities	—	—	0.6
Provisions for litigation exposure	0.2	—	0.1
Acquisition costs	0.2	0.2	0.2
Restructuring charges, net	0.1	—	0.3
Discount accretion related to former conduit securities	(0.5)	(0.4)	(0.9)
Return on average common equity, operating basis	11.3%	8.9%	10.3%	240		100

(3) For the quarter ended June 30, 2013, compensation and employee benefits expense of $917 million, as a percentage of total operating-basis revenue of $2.58 billion, was 35.5%. For the quarter ended June 30, 2013, pre-tax operating margin, defined as the percentage of operating-basis pre-tax income before income tax expense of $827 million to total operating-basis revenue of $2.58 billion, was 32.1%.
(4) For the quarter ended March 31, 2013, compensation and employee benefits expense of $1.04 billion, as a percentage of total operating-basis revenue of $2.47 billion, was 41.9%. For the quarter ended March 31, 2013, pre-tax operating margin, composed of operating-basis pre-tax income before income tax expense of $658 million as a percentage of total operating-basis revenue of $2.47 billion, was 26.6%.
(5) For the quarter ended June 30, 2012, compensation and employee benefits expense of $942 million, as a percentage of total operating-basis revenue of $2.46 billion, was 38.3%. For the quarter ended June 30, 2012, pre-tax operating margin, composed of operating-basis pre-tax income before income tax expense of $732 million as a percentage of total operating-basis revenue of $2.46 billion, was 29.8%.
(6) For the quarters ended June 30, 2013 and June 30, 2012, other expenses, GAAP basis, were $316 million and $298 million, respectively, and other expenses, operating basis, were $301 million and $291 million, respectively.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

	Six Months Ended		% Change
(Dollars in millions, except per share amounts)	June 30, 2013	June 30, 2012	2013 vs. 2012
Total Revenue:
Total revenue, GAAP basis	$4,995	$4,844	3.1%
Adjustment to net interest revenue (see below)	65	62
Adjustment to processing fees and other revenue (see below)	68	51
Loss on sale of Greek investment securities (see below)	—	46
Adjustment to net interest revenue (see below)	(78)	(123)
Total revenue, operating basis(1)	$5,050	$4,880	3.48

Processing Fees and Other Revenue:
Total processing fees and other revenue, GAAP basis	$126	$142	(11)
Tax-equivalent adjustment associated with tax-advantaged investments	68	51
Total processing fees and other revenue, operating basis	$194	$193	1

Net Interest Revenue:
Net interest revenue, GAAP basis	$1,172	$1,297	(10)
Tax-equivalent adjustment associated with tax-exempt investment securities	65	62
Discount accretion related to former conduit securities	(78)	(123)
Net interest revenue, operating basis	$1,159	$1,236	(6)

Gains (Losses) Related to Investment Securities, net:
Gains (losses) related to investment securities, net, GAAP basis	$(5)	$(16)
Loss on sale of Greek investment securities	—	46
Gains (losses) related to investment securities, net, operating basis	$(5)	$30

Expenses:
Total expenses, GAAP basis	$3,624	$3,607	0.5
Provisions for litigation exposure(2)	(15)	(22)
Acquisition costs	(34)	(28)
Restructuring charges, net	(10)	(30)
Total expenses, operating basis(1)	$3,565	$3,527	1.08

(1) For the six months ended June 30, 2013 and June 30, 2012, positive operating leverage in the year-over-year comparison was approximately 240 basis points, based on an increase in total operating-basis revenue of 3.48% and an increase in total operating-basis expenses of 1.08%.
(2) For the six months ended June 30, 2013 and June 30, 2012, other expenses, GAAP basis, were $560 million and $557 million, respectively, and other expenses, operating basis, were $545 million and $535 million, respectively.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

	Six Months Ended		% Change
(Dollars in millions, except per share amounts)	June 30, 2013	June 30, 2012	2013 vs. 2012
Income Tax Expense:
Income tax expense, GAAP basis	$328	$321
Tax-equivalent adjustment not included in reported results	133	113
Net tax effect of non-operating adjustments	(7)	(4)
Income tax expense, operating basis	$454	$430

Net Income Available to Common Shareholders:
Net income available to common shareholders, GAAP basis	$1,026	$897	14%
Net after-tax effect of non-operating adjustments to net interest revenue, net gains (losses) related to investment securities, net, expenses and income tax expense	(12)	7
Net income available to common shareholders, operating basis	$1,014	$904	12

Diluted Earnings per Common Share:
Diluted earnings per common share, GAAP basis	$2.22	$1.83	21
Loss on sale of Greek investment securities	—	0.06
Provisions for litigation exposure	0.02	0.03
Acquisition costs	0.05	0.04
Restructuring charges, net	0.02	0.04
Effect on income tax rate of non-operating adjustments	(0.01)	—
Discount accretion related to former conduit securities	(0.10)	(0.15)
Diluted earnings per common share, operating basis	$2.20	$1.85	19

Return on Average Common Equity:
Return on average common equity, GAAP basis	10.2%	9.4%	80	bps
Loss on sale of Greek investment securities	—	0.3
Provisions for litigation exposure	0.1	0.2
Acquisition costs	0.2	0.2
Restructuring charges, net	0.1	0.2
Discount accretion related to former conduit securities	(0.5)	(0.8)
Return on average common equity, operating basis	10.1%	9.5%	60

STATE STREET CORPORATION
Earnings Release Addendum
REGULATORY CAPITAL

     This earnings release addendum includes capital ratios in addition to, or adjusted from, those calculated in accordance with currently applicable regulatory requirements. These include capital ratios based on tangible common equity and tier 1 risk-based common capital, as well as capital ratios adjusted to reflect our estimate of the impact of the proposed Basel III capital requirements. These non-regulatory and adjusted capital measures are non-GAAP financial measures. Management currently evaluates the non-GAAP capital ratios presented in this earnings release addendum to aid in its understanding of State Street’s capital position under a variety of standards, including currently applicable and evolving regulatory requirements. Management believes that the use of the non-GAAP capital ratios described in this earnings release addendum similarly aids in an investor's understanding of State Street's capital position and therefore is of interest to investors.

     The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios, as applicable, are each calculated in accordance with currently applicable regulatory requirements. The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios are used regularly by bank regulatory authorities to evaluate State Street's capital adequacy. The tangible common equity, or TCE, ratio is an additional capital ratio that management believes provides additional context for understanding and assessing State Street's capital adequacy. The tier 1 risk-based common, or tier 1 common, ratio is used by the Federal Reserve in connection with its capital assessment and review programs.

     The TCE ratio is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the TCE ratios as of June 30, 2013, March 31, 2013 and June 30, 2012 are provided in this earnings release addendum.

     The tier 1 common ratio is calculated by dividing (a) tier 1 risk-based capital, which is calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) total risk-weighted assets, which assets are calculated in accordance with currently applicable regulatory requirements. The tier 1 common ratio is not required by GAAP or by currently applicable regulatory capital rules. Management is currently monitoring this ratio, along with the other capital ratios described in this earnings release addendum, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. Reconciliations with respect to the tier 1 common ratios as of June 30, 2013, March 31, 2013 and June 30, 2012 are provided in this earnings release addendum.

The following table presents State Street's regulatory capital ratios and underlying components, calculated in accordance with currently applicable regulatory requirements.

(Dollars in millions)	June 30, 2013	March 31, 2013	June 30, 2012
RATIOS:
Tier 1 risk-based capital	16.6%	18.0%	19.9%
Total risk-based capital	19.1%	19.2	21.5
Tier 1 leverage	6.9	6.9	7.7

Supporting Calculations:

Tier 1 risk-based capital	$13,708	$13,753	$13,976
Total risk-weighted assets	82,444	76,265	70,105
Tier 1 risk-based capital ratio	16.6%	18.0%	19.9%

Total risk-based capital	$15,717	$14,640	$15,088
Total risk-weighted assets	82,444	76,265	70,105
Total risk-based capital ratio	19.1%	19.2%	21.5%

Tier 1 risk-based capital	$13,708	$13,753	$13,976
Adjusted quarterly average assets	198,758	199,240	181,516
Tier 1 leverage ratio	6.9%	6.9%	7.7%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS

The following table presents the calculations of State Street's ratios of tangible common equity to total tangible assets and its ratios of tier 1 common capital to total risk-weighted assets.

(Dollars in millions)		June 30, 2013	March 31, 2013	June 30, 2012
Consolidated Total Assets		$227,300	$218,189	$200,777
Less:
Goodwill		5,924	5,912	5,611
Other intangible assets		2,406	2,452	2,334
Cash balances held at central banks in excess of required reserves		36,458	31,516	24,546
Adjusted assets		182,512	178,309	168,286
Plus deferred tax liabilities		668	677	705
Total tangible assets	A	$183,180	$178,986	$168,991
Consolidated Total Common Shareholders' Equity		$19,591	$20,380	$19,397
Less:
Goodwill		5,924	5,912	5,611
Other intangible assets		2,406	2,452	2,334
Adjusted equity		11,261	12,016	11,452
Plus deferred tax liabilities		668	677	705
Total tangible common equity	B	$11,929	$12,693	$12,157
Tangible common equity ratio	B/A	6.5%	7.1%	7.2%
Tier 1 Risk-based Capital		$13,708	$13,753	$13,976
Less:
Trust preferred securities		950	950	950
Preferred stock		490	489	500
Tier 1 common capital	C	$12,268	$12,314	$12,526
Total risk-weighted assets	D	$82,444	$76,265	$70,105
Ratio of tier 1 common capital to total risk-weighted assets	C/D	14.9%	16.1%	17.9%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATION OF TIER 1 COMMON RATIO

In June 2012, U.S. banking regulators issued three Notices of Proposed Rulemaking, or NPRs. These NPRs proposed to revise the current U.S. regulatory capital framework and incorporate previous changes made by the Basel Committee on Banking Supervision to the Basel capital framework, and also proposed to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework. On July 2, 2013, the Federal Reserve approved a rule intended to finalize its implementation of the Basel III framework in the U.S. The final rule consolidates, with revisions, the three NPRs originally issued by the Federal Reserve in June 2012. State Street's transition period with respect to the final rules has not yet commenced. Under the final rule, State Street expects to manage to the lower of its tier 1 common ratio calculated under the Basel III standardized approach, referred to as the standardized approach, and under the Basel III advanced approach, referred to as the advanced approach. These calculations differ from those in conformity with the June 2012 NPRs. The following table reconciles State Street's tier 1 common ratio, calculated in conformity with currently applicable regulatory guidelines, to State Street's estimated tier 1 common ratio calculated in conformity with the U.S. Basel III final rule approve by the Federal Reserve on July 2, 2013, or final rule, as State Street currently understands the impact of those requirements.(1)

As of June 30, 2013 (Dollars in millions)	Currently Applicable Regulatory Requirements (2)		Basel III Final Rules Standardized Approach (Estimated)(3)	Basel III Final Rules Advanced Approach (Estimated)(3)
Tier 1 risk-based capital	$13,708		$13,007	$13,007
Less:
Trust preferred securities	950		475	475
Preferred stock	490		490	490
Plus:
Other	—		54	54
Tier 1 common capital	12,268	A	12,096	12,096

Total risk-weighted assets	82,444	B	120,495	111,035

Tier 1 common ratio	14.9%	A/B	10.0%	10.9%

(1) Estimated pro forma Basel III tier 1 common ratios are preliminary, reflect tier 1 common equity calculated under the July 2013 final rule as applicable on its January 1, 2014 effective date, and are based on State Street's present interpretations, expectations and understanding of the final rule. Refer to the “Capital” section of the news release with which this Addendum is included for important information about the July 2013 final rule, State Street's calculation of its tier 1 common ratio thereunder and factors that could influence State Street's calculation of its tier 1 common ratio. Unless otherwise specified, all capital ratios refer to State Street Corporation and not State Street Bank and Trust Company.

(2) The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital, calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, calculated in accordance with currently applicable regulatory requirements.

(3) As of June 30, 2013, for purposes of the calculations in conformity with the final rule, capital and total risk-weighted assets under both the standardized approach and the advanced approach were calculated using State Street’s estimates, based on the provisions of the final rule expected to affect capital in 2014. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (2)), but with tier 1 risk-based capital calculated in conformity with the final rule, by (b) total risk-weighted assets, calculated in accordance with the final rule.

• Under both the standardized and advanced approaches, tier 1 risk-based capital decreased by $701 million, as a result of applying the estimated effect of the final rule to tier 1 risk-based capital of $13.708 billion as of June 30, 2013.
• Under both the standardized and advanced approaches, tier 1 common capital used in the calculation of the tier 1 common ratio was $12.096 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.007 billion less non-common elements of capital, composed of trust preferred securities of $475 million, preferred stock of $490 million, and other adjustments of $54 million as of June 30, 2013, resulting in tier 1 common capital of $12.096 billion. As of June 30, 2013, there was no qualifying minority interest in subsidiaries.
• Under the standardized approach, total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $38.051 billion as a result of applying the provisions of the final rule to total risk-weighted assets of $82.444 billion as of June 30, 2013. Under the advanced approach, total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $28.591 billion as a result of applying the provisions of the final rule to total risk-weighted assets of $82.444 billion as of June 30, 2013.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATION OF TIER 1 COMMON RATIO
In June 2012, U.S. banking regulators issued three NPRs. These NPRs proposed to revise the current U.S. regulatory capital framework and incorporate previous changes made by the Basel Committee on Banking Supervision to the Basel capital framework, and also proposed to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework. On July 2, 2013, the Federal Reserve approved a rule intended to finalize its implementation of the Basel III framework in the U.S. The final rule consolidates, with revisions, the three NPRs originally issued by the Federal Reserve in June 2012. State Street's transition period with respect to the final rule has not yet commenced. State Street disclosed its estimated Basel III tier 1 common ratios as of March 31, 2013 and June 30, 2012 based on its understanding of the June 2012 NPRs, and those calculations differ from those in conformity with the July 2013 final rule. The following tables reconcile State Street's tier 1 common ratio, calculated in accordance with currently applicable regulatory guidelines, to State Street's estimated tier 1 common ratio calculated in conformity with the June 2012 U.S. Basel III NPRs, as State Street currently understands the impact of those proposed requirements.(1)

As of March 31, 2013 (Dollars in millions)	Currently Applicable Regulatory Requirements (2)		Basel III NPRs with Impact of SSFA (Estimated)(3)	Basel III NPRs with SSFA and Run-Off/Reinvestment (Estimated)(4)
Tier 1 risk-based capital	$13,753		$13,318	$13,318
Less:
Trust preferred securities	950		713	713
Preferred stock	489		489	489
Plus:
Other	—		52	52
Tier 1 common capital	12,314	C	12,168	12,168

Total risk-weighted assets	76,265	D	115,096	106,910

Tier 1 common ratio	16.1%	C/D	10.6%	11.4%

As of June 30, 2012 (Dollars in millions)	Currently Applicable Regulatory Requirements(2)		Basel III NPRs with Impact of SSFA (Estimated)(5)	Basel III NPRs with SSFA and Run-Off/Reinvestment (Estimated)(6)
Tier 1 risk-based capital	$13,976		$13,435	$12,885
Less:
Trust preferred securities	950		713	713
Preferred stock	500		500	500
Plus:
Other	—		58	58
Tier 1 common capital	12,526	E	12,280	11,730

Total risk-weighted assets	70,105	F	111,374	99,195

Tier 1 common ratio	17.9%	E/F	11.0%	11.8%

(1) The estimated pro forma Basel III tier 1 common ratios presented in the table above as of March 31, 2013 and June 30, 2012 are estimates by State Street, calculated pursuant to the advanced approach in conformity with the June 2012 NPRs. Each of these calculations is based on State Street's present interpretations and understanding of the June 2012 NPRs. Refer to the “Capital” section of the news release with which this Addendum is included for important information about the June 2012 NPRs, State Street's calculation of its tier 1 common ratio thereunder and factors that could influence State Street's calculation of its tier 1 common ratio. Unless otherwise specified, all capital ratios refer to State Street Corporation and not State Street Bank and Trust Company.

(2) The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital, calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, calculated in accordance with currently applicable regulatory requirements.

(3) As of March 31, 2013, for purposes of the calculations in conformity with the NPRs, capital and total risk-weighted assets were calculated using State Street’s estimates, based on the provisions of the NPRs expected to affect capital in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 risk-based capital calculated in accordance with the NPRs, by (b) total risk-weighted assets, calculated in accordance with the NPRs.

• Tier 1 risk-based capital decreased by $435 million, as a result of applying the estimated effect of the NPRs to tier 1 risk-based capital of $13.753 billion as of March 31, 2013.
• Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.168 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.318 billion less non-common elements of capital, composed of trust preferred securities of $713 million, preferred stock of $489 million, and other adjustments of $52 million as of March 31, 2013, resulting in tier 1 common capital of 12.168 billion. As of March 31, 2013, there was no qualifying minority interest in subsidiaries.
• Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $38.831 billion as a result of applying the provisions of the NPRs, primarily the estimated impact of the SSFA, to total risk-weighted assets of $76.265 billion as of March 31, 2013.

(4) As of March 31, 2013, presents ratios calculated in conformity with the NPRs, as described in footnote (3), and incorporates the effect of anticipated run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from April 2013 through December 2014. The net impact of run-off and subsequent reinvestment is estimated to reduce total risk-weighted assets by $8.186 billion, from $115.096 billion to $106.910 billion.

(5) As of June 30, 2012, for purposes of the calculations in conformity with the NPRs, capital and total risk-weighted assets were calculated using State Street’s estimates, based on the provisions of the NPRs expected to affect capital in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (2)), but with tier 1 risk-based capital calculated in accordance with the NPRs, by (b) total risk-weighted assets, calculated in accordance with the NPRs.

• Tier 1 risk-based capital decreased by $541 million, as a result of applying the estimated effect of the NPRs to tier 1 risk-based capital of $13.976 billion as of June 30, 2012.
• Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.280 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.435 billion less non-common elements of capital, composed of trust preferred securities of $713 million, preferred stock of $500 million, and other adjustments of $58 million as of June 30, 2012, resulting in tier 1 common capital of $12.280 billion. As of June 30, 2012, there was no qualifying minority interest in subsidiaries.
• Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $41.269 billion as a result of applying the provisions of the NPRs, primarily the estimated impact of the SSFA, to total risk-weighted assets of $70.105 billion as of June 30, 2012.

(6) As of June 30, 2012, presents ratios calculated in conformity with the NPRs, as described in footnote (5), and incorporates the effect of anticipated run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from July 2012 through December 2014, and the estimated effect, at that time, of the planned acquisition of GSAS, which was completed in the fourth quarter of 2012. The net impact of run-off and subsequent reinvestment and the GSAS acquisition is estimated to reduce total risk-weighted assets by $12.179 billion, from $111.374 billion to $99.195 billion.